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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 dated March 22, 2000) and related prospectus of Ticketmaster Online-CitySearch, Inc. and to the incorporation by reference of our report dated March 11, 1998 (except Note 10, as to which the date is September 28, 1998) with respect to the consolidated financial statements of CitySearch, Inc. for the period from September 20, 1995 (date of formation) to December 31, 1995 and for each of the two years ended December 31, 1997. included in its Annual Report (Form 10-K) for the transitional period ended December 31, 1998, filed with the Securities and Exchange Commission.


We also consent to the incorporation by reference of our report dated January 29, 1999 with respect to the consolidated financial statements of Ticketmaster Online-CitySearch, Inc. for each of the two years ended January 31, 1998 and the eleven month period ended December 31, 1998 included in its Annual Report (Form 10-K) for the transitional period ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP


Woodland Hills, California
March 22, 2000